Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    Rentech, Inc.
    1331 17th Street, Suite 720
    Denver, CO 80202

    We consent to the incorporation by reference in Registration Statement No. 33-90250 of Rentech, Inc. on Form S-8 of our report dated December 2, 1996, appearing in the Transition Report on Form 10-KSB of Rentech, Inc. for the nine months ended September 30, 1996 and for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



    BDO Seidman, LLP


    January 13, 1996
    Denver, Colorado